Filed Pursuant to Rule 424(b)(5)

Registration No. 333-273829

PROSPECTUS SUPPLEMENT
(To Prospectus dated August 25, 2023)

3,625,000 Shares

DYADIC INTERNATIONAL, INC.

Common Stock

We are offering 3,625,000 shares of our common stock, par value $0.001 per share, in a registered direct offering to certain purchasers.

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “DYAI.” On August 12, 2026, the last reported sale price of our common stock on Nasdaq was $0.88 per share.

We have retained Aegis Capital Corp. (the “Placement Agent”) as our placement agent in connection with this offering with respect to certain investors. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Placement Agent the Placement Agent fees set forth in the table below. The gross proceeds to us before expenses will be $2,881,875.00. We estimate the total expenses payable by us for this offering, excluding the Placement Agent fees, will be approximately $0.4 million.

Concurrently with this offering, we have entered into a securities purchase agreement with the investors purchasing the shares being sold pursuant to this prospectus supplement, in which we agreed to offer and sell, and the investors agreed to purchase, warrants to purchase 3,625,000 shares of common stock at an exercise price of $0.84 (the “Private Placement”) at a purchase price of $0.005 per warrant. The Private Placement is subject to the consummation of this offering and the satisfaction of other customary closing conditions. The sale of the warrants in the Private Placement will not be registered as part of this offering, though it will be consummated simultaneously with, and subject to, the closing of this offering. The closing of this offering is contingent upon the simultaneous closing of the Private Placement.

As of the date of this prospectus supplement, the aggregate market value of our common stock held by non-affiliates calculated pursuant to General Instruction I.B.6 of Form S-3 (our “public float”) is $45.4 million, based on 30,888,304 shares of our outstanding common stock held by non-affiliates as of August 7, 2026, and a price of $1.47 per share, the closing price of our common stock on July 21, 2026, which is the highest closing sale price of our common stock on the Nasdaq Capital Market within 60 days prior to the date of this prospectus supplement.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in public primary offerings on Form S-3 with a value exceeding one-third of our public float (as calculated pursuant to General Instruction I.B.6) in any 12-calendar-month period so long as our public float remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus supplement, we have offered and sold no shares of common stock pursuant to General Instruction I.B.6 of Form S-3. As a result, we may currently only offer and sell shares of our common stock having an aggregate offering price to the public of up to $15.1 million pursuant to this prospectus supplement.

Investing in our common stock involves a high degree of risk. See “Risk Factors” on page S-3 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Offering price	$0.795	$2,881,875.00
Placement Agent fees	$0.056	$201,731.25
Proceeds to Dyadic International, Inc. before expenses	$0.739	$2,680,143.75

Delivery of the securities in this offering is expected to be made on or about August 14, 2026, subject to satisfaction of certain closing conditions.

Sole Placement Agent

Aegis Capital Corp.

The date of this prospectus supplement is August 13, 2026.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus dated August 25, 2023 are part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process or continuous offering. Under this shelf registration process, we may, from time to time, offer and sell in one or more offerings any securities described in the accompanying prospectus.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of securities and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the Placement Agent has not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the Placement Agent take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus that we have authorized for use in connection with this offering, including the documents incorporated by reference herein or therein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, including the documents incorporated by reference herein and therein, in their entirety before making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections titled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus supplement is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

We, and the Placement Agent, are offering to sell, and seeking offers to buy, shares of our securities only in jurisdictions in which offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein or therein to (i) “Dyadic,” “the Company,” “we,” “us,” “our” and similar terms refer to Dyadic International, Inc. and its subsidiaries and (ii) “common stock” refer to shares of common stock of Dyadic International, Inc., par value $0.001 per share.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering, including statements regarding our future results of operations and financial condition, expectations, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as “anticipate,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potentially,” “predict,” “project,” “should,” “will” or the negative of these terms or other similar expressions.

We have based these forward-looking statements on our beliefs, assumptions and expectations of future performance, considering the information currently available to us. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus supplement and in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we may authorize for use in connection with this offering. These factors include, among other things: (1) our history of net losses, (2) changes in global economic and market conditions; (3) our ability to generate the required productivity, stability, purity, performance, cost, safety and other data necessary to carry out and implement our biopharmaceutical and non-pharmaceutical research and business plans and strategic initiatives; (4) our ability to retain and attract employees, consultants, directors and advisors; (5) our ability to implement and successfully carry out Dyadic’s and third parties’ research and development efforts; (6) our ability to obtain new license and research agreements; (7) our ability to maintain existing access to, and/or expand access to third-party contract research organizations and other service providers in order to carry out our research and development projects and commercial activities for ourselves and third parties; (8) competition, including from alternative technologies, and reliance on our key customers and collaborators; (9) our ability, and the ability of the contract research organizations and other third-party service providers with whom we are currently working with or may work with in the future, to advance product candidates into, and successfully complete, preclinical studies, non-clinical and clinical trials; (10) failure to commercialize our microbial protein production platforms or our other technologies; (11) market and regulatory acceptance of our microbial protein production platforms and other technologies; (12) the risk of theft, misappropriation or expiration of owned or licensed proprietary and intellectual property, genetic and biological materials owned by us and/or Danisco US, Inc. and VTT Technical Research Centre of Finland Ltd., and contract research organizations that we engage with; (13) the speculative nature and illiquidity of equity securities received as consideration from sub-licenses; (14) the use of proceeds from this offering; (15) our ability to comply with the listing standards of the Nasdaq Stock Market LLC and (16) other factors discussed in the Company’s publicly available filings, including information set forth under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and in our other SEC filings.

The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, considering the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Moreover, we operate in a highly regulated, competitive and rapidly changing environment. Our competitors have far greater resources, infrastructure and market presence than we do which makes it difficult for us to enter certain markets, and/or to gain or maintain customers. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by law, we undertake no obligation to publicly update any forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations.

You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results, levels of activity, performance and achievements may be different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus supplement. It does not contain all of the information you should consider before making an investment decision. Before you decide to invest in our common stock, you should carefully read and consider the more detailed information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, including the risk factors included or incorporated by reference herein and therein. You also should carefully read the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements, other information and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

DYADIC INTERNATIONAL, INC.

Overview

Dyadic International, Inc. is a global biotechnology company based in Jupiter, Florida, with operations in the United States and the Netherlands. The Company develops, manufactures, and commercializes precision-engineered, animal-free recombinant proteins and enzymes for applications in life sciences, food and nutrition, and bio-industrial markets. These products are produced using Dyadic’s proprietary microbial expression platforms, including the C1 and Dapibus™ systems, which enable scalable and cost-effective production of recombinant proteins used in research, diagnostics, cell culture, nutrition, and industrial biotechnology. The Company utilizes third-party consultants, contract research organizations, and manufacturing partners to support certain research, development, and commercial activities.

Dyadic’s mission is to accelerate access to essential proteins by advancing faster, more affordable, and more scalable biomanufacturing technologies.

Corporate Information

We were incorporated in Delaware in September 2002, under the name “Dyadic International, Inc.” and effective August 1, 2025, have been doing business as Dyadic Applied BioSolutions. Our principal corporate offices are located at 1044 North U.S. Highway One, Suite 201, Jupiter, FL 33477. Our telephone number is (561) 743-8333. Our website is www.dyadic.com. Information accessed through our website is not incorporated into this prospectus supplement and is not a part of this prospectus supplement.

Our common stock has been listed on Nasdaq under the symbol “DYAI” since April 17, 2019.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than what you might receive from other public reporting companies in which you hold equity interests.

S-1

THE OFFERING

Common stock offered by us	3,625,000 shares of our common stock
Concurrent private placement

Concurrently with this offering, we have entered into a securities purchase agreement with the investors purchasing the shares being sold pursuant to this prospectus supplement, in which we agreed to offer and sell, and the investors agreed to purchase, warrants to purchase 3,625,000 shares of common stock at an exercise price of $0.84 (the “Private Placement”) at a purchase price of $0.005 per warrant. The Private Placement is subject to the consummation of this offering and the satisfaction of other customary closing conditions. The sale of the warrants in the Private Placement will not be registered as part of this offering, though it will be consummated simultaneously with, and subject to, the closing of this offering. The closing of this offering is contingent upon the simultaneous closing of the Private Placement.

Common stock to be outstanding immediately after this offering	40,063,703 shares of our common stock

Use of Proceeds

We expect to receive net proceeds from this offering of approximately $2,280,143.75 after deducting the Placement Agent fees and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering for general corporate purposes, including for research and development, sales and marketing initiatives and general administrative expenses, working capital and capital expenditures, as well as potential acquisitions and other strategic transactions.

See “Use of Proceeds” on page S-4 of this prospectus supplement

Risk Factors	Investing in our common stock involves significant risks. See the disclosure under the heading “Risk Factors” on page S-3 in this prospectus supplement and under similar headings in other documents incorporated by reference into this prospectus supplement.

The Nasdaq Capital Market symbol	“DYAI.”

The number of shares of common stock that will be outstanding after this offering is based on 36,438,703 shares of common stock outstanding as of August 11, 2026, and excludes:

●	3,625,000 shares of common stock underlying the warrants sold in the Private Placement;

●	4,847,619 shares of common stock underlying the Company’s senior secured convertible promissory notes;

●	4,955,415 shares of common stock issuable upon exercise of outstanding stock options under our stock incentive plans at a weighted average exercise price of $2.71 per share;

●	189,682 shares of common stock issuable upon the vesting of restricted stock units; and

●	302,600 shares of common stock issuable upon the exercise of outstanding warrants.

S-2

RISK FACTORS

Investment in the shares of common stock offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. You should carefully consider the risk factors described below, as well as the risk factors described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes, as may be updated by our subsequent filings under the Exchange Act, and in any free writing prospectus that we have authorized for use in connection with this offering before acquiring shares of our common stock. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Relating to this Offering

Management will have broad discretion as to the use of the net proceeds from this offering, and may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds we receive from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operations, delay the development of our product candidates and cause the price of our common stock to decline. See the section titled “Use of Proceeds” below.

If you purchase shares of our common stock in this offering, you will experience immediate and substantial dilution of your investment.

If you purchase shares of our common stock in this offering, you will pay a price per share higher than our net tangible book deficit per share. After giving effect to the issuance and sale of 3,625,000 shares of our common stock at the offering price of $0.795 per share, for aggregate gross proceeds of $2,881,875.00, and after deducting the Placement Agent fees and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $0.80 per share based on our net tangible book deficit as of June 30, 2026. For a more detailed discussion of the foregoing, see the section titled “Dilution” below. To the extent that any options or warrants are exercised, any restricted stock units vest and are settled, any new equity awards are issued under our equity incentive plans, or we otherwise issue additional shares of common stock in the future (including shares issued in connection with strategic and other transactions), there will be further dilution to new investors.

You may experience dilution if we issue additional equity securities in future fundraising transactions.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We do not currently intend to pay dividends on our common stock, and any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

We have never declared or paid any cash dividends on our capital stock, and you should not rely on an investment in our common stock to provide dividend income. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

Future sales of our common stock in the public market, or the perception that such sales could occur, could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock or cause it to be highly volatile and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

S-3

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $2,280,143, after deducting the Placement Agent fees and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, including for research and development, sales and marketing initiatives and general administrative expenses, working capital and capital expenditures, as well as potential acquisitions and other strategic transactions. In addition, we may use a portion of the net proceeds for potential acquisitions and other strategic transactions, although we have no current plans, commitments or agreements to do so as of the date of this prospectus supplement.

We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. Accordingly, our management will have broad discretion in the application of the net proceeds and investors will be relying upon the judgment of our management regarding the application of these proceeds. We reserve the right to change the use of these proceeds.

Pending these uses, we intend to invest the proceeds of this offering in short-term, investment grade, interest-bearing securities.

After the completion of this offering, assuming net proceeds to us, after deducting estimated offering expenses payable by us, of approximately $2.3 million, we expect that our cash and cash equivalents will be sufficient to fund our current operating and capital expenditure plans. Without the proceeds of this offering, we anticipate that our existing cash and cash equivalents will be sufficient to fund our operating and capital expenditure plans. Our future capital requirements will depend on many factors, including those discussed in “Liquidity and Capital Resources” of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

S-4

DILUTION

As of June 30, 2026, we had a net tangible book deficit of $(2,387,244), or approximately $(0.07) per share. Net tangible book value (deficit) is total assets minus the sum of liabilities and intangible assets. Net tangible book value (deficit) per share is net tangible book value divided by the total number of shares of common stock outstanding as of June 30, 2026.

Dilution in net tangible book value (deficit) per share represents the difference between the amount per share paid by purchasers of shares of common stock in this public offering and the net tangible book value per share of our common stock immediately after completion of this public offering. After giving effect to the issuance of 3,625,000 shares of our common stock in this offering at an offering price of $0.795 per share, after deducting the Placement Agent fees and estimated offering expenses payable by us, our as adjusted net tangible book deficit as of June 30, 2026 would have been approximately (107,100), or $(0.00) per share. This represents a change in net tangible book deficit of $0.06 per share to existing stockholders and immediate dilution in net tangible book deficit of $0.80 per share to investors purchasing shares of our common stock in this offering at the offering price. The following table illustrates this dilution on a per share basis:

Assumed offering price per share		$0.795
Historical net tangible book deficit per share as of June 30, 2026	$(0.07)
Increase in net tangible book deficit per share attributable to the offering	0.06
As adjusted net tangible book deficit per share, after giving effect to this offering		(0.00)
Dilution per share to investors purchasing shares in this offering		$0.80

We have calculated the dilution discussed above in accordance with Item 506 of Regulation S-K using the last reported sale price of our common stock on a date within five days of the date of this prospectus supplement, but excluding any proceeds received from the Private Placement.

The number of shares of common stock that will be outstanding after this offering is based on 36,438,703 shares of common stock outstanding as of August 11, 2026, and excludes:

●	3,625,000 shares of common stock underlying the warrants sold in the Private Placement;

●	4,847,619 shares of common stock underlying the Company’s senior secured convertible promissory notes;

●	4,955,415 shares of common stock issuable upon exercise of outstanding stock options under our stock incentive plans at a weighted average exercise price of $2.71 per share;

●	189,682 shares of common stock issuable upon the vesting of restricted stock units; and

●	302,600 shares of common stock issuable upon the exercise of outstanding warrants.

To the extent any outstanding options or warrants to purchase our common stock (including any warrants offered and sold in the Private Placement) are exercised or any outstanding restricted stock units or restricted stock units that we may grant in the future vest, or we issue additional shares of common stock, new investors will experience further dilution.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, you will experience further dilution.

S-5

PLAN OF DISTRIBUTION

Aegis Capital Corp., or Aegis, has agreed to act as our sole placement agent in connection with this offering subject to the terms and conditions of a placement agent agreement, dated August 13, 2026 between Aegis and us. Aegis is not purchasing or selling any securities offered by this prospectus supplement, nor is the placement agent required to arrange the purchase or sale of any specific number or dollar amount of the securities offered. The placement agent has agreed to use reasonable best efforts to arrange for the sale of all of the securities offered hereby. Therefore, we may not sell the entire amount of the securities offered pursuant to this prospectus supplement. The placement agent may engage one or more sub-agents or selected dealers in connection with this offering.

In connection with the offering, we entered into a stock purchase agreement with each purchaser. This agreement includes representations and warranties by us and each purchaser. The public offering price of the securities in this offering has been determined based upon arm’s-length negotiations between the purchasers and us. Our obligation to issue and sell the securities to the investors is subject to the closing conditions set forth in the stock purchase agreement, including the absence of any material adverse change in our business and the receipt of certain opinions, letters and certificates from us or our counsel, which may be waived by the respective parties. All of the securities will be sold at the offering price specified in this prospectus supplement and, we expect, at a single closing.

The securities being offered pursuant to this prospectus supplement and the accompanying prospectus are being bought by certain accredited investors pursuant to the stock purchase agreement, with Aegis Capital Corp. acting as placement agent in connection with this offering.

Commissions and Expenses

We have agreed to pay the placement agent an aggregate cash placement fee equal to seven percent (7.0%) of the gross proceeds of this offering. We have also agreed to reimburse the Placement Agent for reasonable legal fees and disbursements incurred by the placement agent not to exceed an aggregate of $85,000. We estimate that the total expenses payable by us in connection with this offering, other than the placement agent fees referred to above, will be approximately $0.4 million.

Discretionary Accounts

Aegis has informed us that it does not expect to make sales to accounts over which it exercises discretionary authority in excess of five percent (5%) of the securities being offered in this offering.

Indemnification

We have agreed to indemnify Aegis, its affiliates, and each person controlling Aegis against any losses, claims, damages, judgments, assessments, costs, and other liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of the offering, undertaken in good faith.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, our executive officers, directors, employees and holders of at least 10% of our Company’s Common Stock and securities exercisable for or convertible into its Common Stock outstanding immediately upon the closing of this offering, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock (“Lock-Up Securities”), whether currently owned or subsequently acquired, without the prior written consent of the placement agent, for a period of 90 days after the Release Date (as defined in the “lock-up” agreements).

S-6

The placement agent, in its sole discretion, may release the Common Stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release Common Stock and other securities from lock-up agreements, the placement agent will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of Common Stock and other securities for which the release is being requested and market conditions at the time.

Company Standstill

We have agreed, for a period of 90 days after the Release Date (as defined in the securities purchase agreement relating to the Private Placement) (the “Standstill Period”), that without the prior written consent of Aegis, we will not (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of our Company or any securities convertible into or exercisable or exchangeable for equity of our Company (other than pursuant to our existing at-the-market program); (b) file or caused to be filed any registration statement with the Commission relating to the offering of any equity of our Company or any securities convertible into or exercisable or exchangeable for equity of our Company (unless no sales are made under such registration statement, or such registration statement is filed pursuant to any registration rights agreement or other registration obligations in effect on the date hereof, including those in connection with the Private Placement); or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof (all of such matters, the “Standstill Restrictions”). So long as none of such equity securities shall be saleable in the public market until the expiration of the Standstill Period, the following matters shall not be prohibited by the Standstill Restrictions: (i) the adoption of an equity incentive plan and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8; (ii) securities issued pursuant to agreements, options, restricted share units or convertible securities existing as of the date of the placement agent agreement, provided the terms thereof are not modified (including the exercise or conversion of our outstanding 8.0% Senior Secured Convertible Promissory Notes and outstanding equity awards); and (iii) securities issued pursuant to acquisitions or strategic transactions (whether by merger, consolidation, purchase of equity, purchase of assets, reorganization or otherwise) approved by a majority of the disinterested directors of our Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Standstill Period, and provided that any such issuance shall only be to a person or entity (or to the equityholders of an entity) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of our Company and shall provide to our Company additional benefits in addition to the investment of funds, but shall not include a transaction in which our Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. In no event should any equity transaction during the Standstill Period result in the sale of equity at an offering price to the public less than that of this offering.

Right of First Refusal

If, for the period beginning on the closing of this offering and ending nine (9) months after the commencement of sales in the offering, we or any of our subsidiaries (a) decides to finance or refinance any indebtedness, Aegis (or any affiliate designated by Aegis) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (b) decides to raise funds by means of a public offering (not including any existing at-the-market facility in place as of the date hereof) or a private placement or any other capital raising financing of equity, equity-linked or debt securities, Aegis (or any affiliate designated by Aegis) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing. If Aegis or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees and terms for transactions of similar size and nature, including indemnification, which are appropriate to such a transaction.

Notwithstanding the foregoing, the decision to accept our engagement shall be made by Aegis or one of its affiliates, by a written notice to us, within ten Business Days after the receipt of our notification of financing needs, including a detailed term sheet. Aegis’s determination of whether in any case to exercise its right of first refusal will be strictly limited to the terms on such term sheet, and any waiver of such right of first refusal shall apply only to such specific terms. If Aegis waives its right of first refusal, any deviation from such terms shall void the waiver and require us to seek a new waiver from the right of first refusal.

Other Relationships

The placement agent is a full service financial institution engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The placement agent may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

S-7

In the ordinary course of its business activities, the placement agent and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligation or otherwise) publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the investors, in consultation with the placement agent based on the trading of our Common Stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of Common Stock by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution

This prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent or by an affiliate. Other than this prospectus, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement and the accompanying base prospectus or the registration statement of which this prospectus supplement and the accompanying base prospectus forms a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

Concurrent Private Placement

Concurrently with this offering, we have entered into a securities purchase agreement with the investors purchasing the shares being sold pursuant to this prospectus supplement, in which we agreed to offer and sell, and the investors agreed to purchase, warrants to purchase 3,625,000 shares of common stock at an exercise price of $0.84 (the “Private Placement”) at a purchase price of $0.005 per warrant. The Private Placement is subject to the consummation of this offering and the satisfaction of other customary closing conditions. The sale of the warrants in the Private Placement will not be registered as part of this offering, though it will be consummated simultaneously with, and subject to, the closing of this offering. The closing of this offering is contingent upon the simultaneous closing of the Private Placement.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come into possession of this prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company.

Trading Market

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “DYAI.”

S-8

LEGAL MATTERS

White & Case LLP, New York, New York, which has acted as our counsel in connection with this offering, will pass upon the validity of the shares of common stock offered hereby. Kaufman & Canoles, P.C., Richmond, Virginia, has acted as counsel to the Placement Agent in connection with this offering.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of Crowe LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

S-9

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement is a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules filed as part of the registration statement. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus supplement concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus supplement relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers, like us, that file electronically with the SEC.

In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, file annual, quarterly and current reports, proxy and information statements and other information with the SEC. These reports, proxy statements and other information will be available for review on the website of the SEC referred to above. We also maintain a corporate website at www.dyadic.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC, free of charge, at our corporate website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on, or that can be accessed through, our website shall not be deemed incorporated into and is not part of this prospectus or the registration statement of which it is a part, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus supplement and the accompanying prospectus will be considered to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent a statement contained in this prospectus supplement and the accompanying prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus supplement and accompanying prospectus modifies or supersedes such statement. We incorporate by reference in this prospectus supplement, the accompanying prospectus and the registration statement of which this prospectus supplement and the accompanying prospectus are a part the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K):

●	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 25, 2026, and the related Amendment to our Annual Report on Form 10-K, as filed with the SEC on April 30, 2026;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 13, 2026 and for the quarter ended June 30, 2026, filed with the SEC on August 12, 2026;

●	our Current Reports on Form 8-K filed with the SEC on March 30, 2026, June 18, 2026, June 22, 2026, and July 24, 2026; and

●	the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on April 12, 2019, including any amendments thereto or reports filed for the purposes of updating this description.

All documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and accompanying prospectus and deemed to be part of this prospectus supplement and accompanying prospectus from the date of the filing of such reports and documents.

You may obtain any of the documents incorporated by reference in this prospectus supplement and accompanying prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus supplement and accompanying prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by writing or telephoning us at the following address and phone number:

Dyadic International, Inc.

1044 North U.S. Highway One, Suite 201

Jupiter, Florida, 33477

(561) 743-8333

S-10

PROSPECTUS

DYADIC INTERNATIONAL, INC.

$50,000,000

Common Stock

We may, from time to time, offer and sell up to $50,000,000 of the securities described in this prospectus at prices and on terms described in one or more supplements to this prospectus.

This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.

Securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and options to purchase additional securities will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market under the trading symbol “DYAI.” On August 8, 2023, the closing price of our common stock was $1.73 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

You should carefully read this prospectus and any applicable prospectus supplement relating to any specific offering of securities, and all information incorporated by reference herein and therein prior to making an investment decision.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 3 and in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q incorporated by reference into this prospectus, the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 25, 2023

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process under the Securities Act of 1933, as amended, or the Securities Act. Under this prospectus, we may sell the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $50,000,000.

Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in a prospectus supplement or free writing prospectus any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under “Where You Can Find More Information,” before buying any of the securities being offered.

We have not authorized anyone to provide you with any information other than contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States, we have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus outside of the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find More Information.”

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, industry, statistical and market data from our own internal estimates and research as well as from industry and general publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified statistical, market and industry data from third-party sources. While we believe our internal company research is reliable and the market definitions are appropriate, neither such research nor these definitions have been verified by any independent source.

Unless the context indicates otherwise, as used in this prospectus, the terms “Dyadic,” “Dyadic International, Inc.” “Company,” “we,” “us” and “our” refer to Dyadic International, Inc. and, where appropriate, its subsidiaries on a consolidated basis.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners. Use or display by us of trademarks, service marks or trade names owned by others is not intended to and does not imply a relationship between us and, or endorsement or sponsorship by, the owners of the trademarks, service marks or trade names.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference into this prospectus and does not contain all the information you should consider before investing in our securities. You should carefully read the prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

Dyadic International, Inc. (“Dyadic”, “we”, “us”, “our”, or the “Company”) is a global biotechnology company based in Jupiter, Florida with operations in the United States and a satellite office in the Netherlands, and it utilizes several third-party consultants and research organizations to carry out the Company’s activities. Over the past two plus decades, the Company has developed a gene expression platform for producing commercial quantities of industrial enzymes and other proteins, and has previously licensed this technology to third parties, such as Abengoa Bioenergy, BASF, Codexis and others, for use in industrial (non-pharmaceutical) applications. This technology is based on the Thermothelomyces heterothallica (formerly known as Myceliophthora thermophila) fungus, which the Company named C1.

Subsequent to the Company selling its industrial technology business to Danisco USA (“Danisco”), the industrial biosciences business of DuPont (NYSE: DD) (the “DuPont Transaction”) on December 31, 2015, the Company has been focused on building the C1-cell protein production platform for the development and production of biologic products including enzymes and other proteins for human and animal health. Some examples of human and animal vaccines and drugs which have the potential to be produced from C1-cells are protein antigens, ferritin nanoparticles, virus-like particles (“VLPs”), monoclonal antibodies (“mAbs”), Bi/Tri-specific antibodies, Fab antibody fragments, Fc-fusion proteins, as well as other therapeutic enzymes and proteins. The Company is involved in multiple funded research collaborations with animal and human pharmaceutical companies which are designed to leverage its C1-cell protein production platform to develop innovative vaccines and drugs, biosimilars and/or biobetters.

The Company also developed the Dapibus™ thermophilic filamentous fungal based microbial protein production platform to enable the rapid development and large-scale manufacture of low-cost proteins, metabolites, and other biologic products for use in non-pharmaceutical applications, such as food, nutrition, and wellness.

Corporate Information

We were incorporated in Delaware in September 2002. Our principal corporate offices are located at 140 Intracoastal Pointe Drive, Suite 404, Jupiter, FL 33477. Our telephone number is (561) 743-8333. Our website is www.dyadic.com. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks occurs, our business, business prospects, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial condition, expectations, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as ‘anticipate,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potentially,” “predict,” “project,” “should,” “will” or the negative of these terms or other similar expressions.

We have based these forward-looking statements on our beliefs, assumptions and expectations of future performance, considering the information currently available to us. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus and in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. These factors include, among other things:  (1) general economic, political and market conditions; (2) our ability to generate the required productivity, stability, purity, performance, cost, safety and other data necessary to carry out and implement our biopharmaceutical research and business plans and strategic initiatives; (3) our ability to retain and attract employees, consultants, directors and advisors; (4) our ability to implement and successfully carry out Dyadic’s and third parties’ research and development efforts; (5) our ability to obtain new license and research agreements; (6) our ability to maintain our existing access to, and/or expand access to third party contract research organizations and other service providers to carry out our research projects for ourselves and third parties; (7) competitive pressures and reliance on our key customers and collaborators; (8) our ability, and the ability of the contract research organizations and other third-party service providers with whom we are currently working with, to advance product candidates into, and successfully complete, preclinical studies and clinical trials; (9) the commercialization of our product candidates, if approved; (10) the pharmaceutical and biotech industry, governmental regulatory and other agencies’ willingness to adopt, utilize and approve the use of our fungal based microbial protein production platforms and our other technologies; (11) the risk of theft, misappropriation or expiration of owned or licensed proprietary and intellectual property, genetic and biological materials owned by us and/or Danisco US, Inc. and VTT Technical Research Centre of Finland Ltd, and contract research organizations that we engage with; and (12) the speculative nature and illiquidity of equity securities received as consideration from sub-licenses.

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The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, considering the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Moreover, we operate in a highly regulated, competitive and rapidly changing environment. Our competitors have far greater resources, infrastructure and market presence than we do which makes it difficult for us to enter certain markets, and/or to gain or maintain customers. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward- looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward- looking statements will be achieved or occur. Except as required by law, we undertake no obligation to publicly update any forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and achievements may be different from what we expect. We qualify all our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us for general corporate purposes, including for research and development, sales and marketing initiatives and general administrative expenses, working capital and capital expenditures, as well as potential acquisitions and other strategic transactions.

We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we intend to invest the proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments.

When we offer a particular series of securities, we will describe the intended use of the net proceeds from that offering in a prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including our future revenue growth, if any, our future capital expenditures and the amount of cash required by our operations. Many of these factors are beyond our control. Therefore, we will retain broad discretion in the use of the net proceeds.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the material terms and provisions of the common stock that we may offer under this prospectus, but it is not complete. This description is based upon, and is qualified by reference to, our Restated Certificate of Incorporation, our Third Amended and Restated Bylaws and applicable provisions of Delaware corporate law. You should read our Restated Certificate of Incorporation and Third Amended and Restated Bylaws, which have been publicly filed with the SEC, for the provisions that are important to you.

General

Our Restated Certificate of Incorporation authorizes us to issue up to 100,000,000 shares of common stock, $0.001 par value per share. As of August 6, 2023, there were 28,811,061 shares of common stock issued and outstanding, held by 51 stockholders of record. There are currently no shares of preferred stock issued or outstanding.

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Common Stock

Voting Rights: Holders of common stock do not have cumulative voting rights and are entitled to one vote per share on all matters to be voted upon by stockholders.

Dividends: Holders of our common stock are entitled to receive ratably, from funds legally available for the payment thereof, dividends when and as declared by resolution of our board of directors, subject to any preferential dividend rights which may be granted to holders of any preferred stock authorized and issued by the board of directors. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law. We do not anticipate paying any cash dividends in the foreseeable future.

Other Rights: Our common stock is not entitled to preemptive rights and is not subject to redemption, including sinking fund provisions, or conversion. Upon our liquidation, dissolution or winding up, the assets, if any, legally available for distribution to stockholders are distributable ratably among the holders of common stock after payment of all classes or series of preferred stock. The rights, preferences and privileges of holders of common stock are subject to the preferential rights of all classes or series of preferred stock that may be issued in the future.

Options, Restricted Stock Units and Warrants Convertible into Common Stock

As of August 8, 2023, there were outstanding options entitling the holders to purchase 5,456,447 shares of our common stock at a weighted average exercise price of $3.10 per share. As of August 8, 2023, there were also163,044 unvested restricted stock units in addition to 2,836,206 shares of common stock available for grant under the 2021 Equity Incentive Award Plan.

There are currently no outstanding warrants to purchase shares of our common stock.

Anti-Takeover Provisions

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

● before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

● upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

● on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

● any merger or consolidation involving the corporation and the interested stockholder;

● any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

● subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

● any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

● the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

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In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, or controlling, or controlled by, the entity or person. The term “owner” is broadly defined to include any person that, individually, with or through that person’s affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock under any agreement or understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of acquiring, holding, voting or disposing of the stock.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Certificate of Incorporation and Bylaws

Provisions of our Restated Certificate of Incorporation and Third Amended and Restated Bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Restated Certificate of Incorporation and Third Amended and Restated Bylaws contain the following provisions:

● Staggered Board: The board of directors is composed of three classes of directors who serve staggered three-year terms so that only one-third of the directors are eligible for election at any annual meeting of stockholders, and cumulative voting in the election of directors is specifically denied.

● Elimination of Stockholder Action by Written Consent: Any action permitted to be taken by the Company’s stockholders is required to be effected at a duly called annual or special meeting of stockholders and cannot be effected by a written consent.

● Special Meeting of Stockholders: The Company’s stockholders will not be permitted to call a special meeting of stockholders, and the only business matters permitted to be conducted at any annual or special meeting of stockholders will be business matters properly brought before that meeting in accordance with specified procedures.

● Board Vacancies and Removals: The board of directors establishes the number of directors, and vacancies on the board of directors must be filled by a majority approval of the remaining directors, and directors may not be removed by stockholder action without cause.

● Procedures for Stockholder Nominations and Proposals: Specific procedures are established for stockholder nominations for directors and stockholder proposals of business to be considered at an annual or special meeting of stockholders.

● Amendment or Repeal of Bylaws: The board of directors is empowered to adopt, amend or repeal the bylaws, while our stockholders may adopt, amend or repeal the bylaws only upon an affirmative vote of the holders of at least two-thirds of the voting power of all then outstanding shares of stock entitled to vote

● Undesignated Preferred Stock: The board of directors has the power to designate and establish new classes of preferred stock having terms that the board of directors determines to be advisable. If in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in the Company’s best interest, shares of common stock or preferred stock could be issued by the board of directors without stockholder approval in one or more transactions.

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● Approval of Certain Matters: With respect to extraordinary matters that are brought to the Company’s stockholders for a vote, including the sale of all or substantially all of our assets, a merger, a consolidation, the conversion of the Company into another type of entity or the amendment of the Restated Certificate of Incorporation, unless that matter is affirmatively recommended by the board of directors, its approval will require the affirmative vote of the holders of at least two-thirds of the voting power of all then outstanding shares of stock entitled to vote.

● Choice of Forum. Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Company, (B) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (C) any action or proceeding asserting a claim against the Company arising pursuant to any provision of the Delaware General Corporation Law or the Company’s Restated Certificate of Incorporation or Third Amended and Restated Bylaws, or (D) any action or proceeding asserting a claim governed by the internal affairs doctrine. The choice of forum provision does not apply to any actions arising under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.

The foregoing provisions may be amended or repealed only with the affirmative vote of the holders of at least two-thirds of the voting power of all then outstanding shares of stock entitled to vote.

Limitations on Liability and Indemnification

Our Restated Certificate of Incorporation and Third Amended and Restated Bylaws contain provisions that allow us to limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

● any breach of the director’s duty of loyalty to the corporation or its stockholders;

● any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

● unlawful payments of dividends or unlawful stock repurchases or redemptions; or

● any transaction from which the director derived an improper personal benefit.

Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our Restated Certificate of Incorporation and Third Amended and Restated Bylaws provide that we generally will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware, as amended from time to time. However, we may modify the extent of such indemnification by individual contracts with its directors and officers. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We have entered into indemnification agreements with our directors and officers, whereby we have agreed to indemnify our directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of Dyadic, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of Dyadic.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act, that might be incurred by any director or officer in his capacity as such.

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Exchange Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “DYAI.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. The transfer agent’s address is 1 State Street, 30th Floor, New York, NY 10004, and its telephone number is (212) 509-4000.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at the market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We will describe the terms of the offering of the securities and the specific plan of distribution in a prospectus supplement or supplements to this prospectus, any related free writing prospectus that we may authorize to be provided to you, an amendment to the registration statement of which this prospectus is a part or other filings we make with the SEC under the Exchange Act that are incorporated by reference. Such description may include, to the extent applicable:

●	the name or names of any underwriters, dealers, agents or other purchasers;

●	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

●	any options to purchase additional shares or other options under which underwriters, dealers, agents or other purchasers may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

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If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional shares or other option. If a dealer is used in the sale of securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, and the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may provide agents, dealers and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or dealers or underwriters may make with respect to these liabilities. Agents, dealers and underwriters or their affiliates may engage in transactions with, or perform services for, us in the ordinary course of business.

We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may be granted an option to purchase additional shares, and engage in stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. An underwriter’s option to purchase additional shares involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or dealers or agents that are qualified market makers on the Nasdaq Global Select Market may engage in passive market making transactions in the common stock on the Nasdaq Global Select Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post- effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

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The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

White & Case LLP will pass upon the validity of the securities being registered hereby and other certain legal matters in connection with the registration of such securities. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Mayer Hoffman McCann P.C, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Mayer Hoffman McCann’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available for free to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the Investor section of our website. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is http://dyadic.com/investors. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 000-55264):

● our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 29, 2023;

● our Current Reports on Form 8-K filed with the SEC on January 4, 2023, January 23, 2023, January 24, 2023, February 22, 2023, March 7, 2023, March 29, 2023 (excluding the information furnished pursuant to Item 2.02 and the related exhibits furnished pursuant to Item 9.01), April 10, 2023, April 12, 2023, June 13, 2023 (as amended on June 15, 2023); August 9, 2023 (excluding the information furnished pursuant to Item 2.02 and the related exhibits furnished pursuant to Item 9.01);

● our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 10, 2023 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on August 9, 2023; and

● the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on April 12, 2019, including any amendments thereto or reports filed for the purposes of updating this description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part effective upon filing shall be deemed to be incorporated by reference into this prospectus.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You should rely only on the information provided in and incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of these documents.

You can request a copy of any or all the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus), at no cost, by writing or telephoning us at the following address or telephone number.

Dyadic International, Inc.

140 Intracoastal Pointe Dr., Suite 404

Jupiter, Florida, 33477

(561) 743-8333

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3,625,000 Shares

DYADIC INTERNATIONAL, INC.

Common Stock

PROSPECTUS SUPPLEMENT

Sole Placement Agent

Aegis Capital Corp.

August 13, 2026